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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


I consent to the incorporation by reference in Registration Statements
(No. 333-3100-LA) on Form SB-1, of Amour Fiber Core Inc., of our report dated April 30, 1996, with respect to the consolidated balance sheet, consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 1995 included in the December 31, 1996 Annual Report on Form 10-K of Amour Fiber Core Inc.


/s/ ROBERT T. TAYLOR, CPA
-------------------------
Robert T. Taylor, CPA

Bothell, Washington

March 3, 1997